AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of June 27, 2014, between:

BDCA-CB FUNDING, LLC, a Delaware limited liability company (the “Company”);

405 LOAN FUNDING LLC, a Delaware limited liability company (“405” and, together with the Company, each a “Constituent Entity” and, collectively, the “Constituent Entities”); and

CITIBANK, N.A., a national banking association (“Citibank”).

WHEREAS, each Constituent Entity deems it advisable and in the best interest of such Constituent Entity that the Constituent Entities merge (the “Merger”) into a single entity pursuant to this Agreement and the Delaware Limited Liability Company Act, as amended (the “LLCA”), and that the surviving entity in the Merger be the Company, a limited liability company existing under the laws of the State of Delaware;

WHEREAS, 405 holds certain assets, including those identified on Schedule 1 hereto (the “Effective Date Loan Assets”);

WHEREAS, from time to time on or prior to the date hereof, 405 has purchased or sold Loan Assets (as defined in Section 7 of its limited liability company agreement), including the purchase of the Effective Date Loan Assets identified on Schedule 1 hereto;

NOW, THEREFORE, the Constituent Entities agree that 405 shall be merged with and into the Company as the surviving entity in accordance with the LLCA, that the name of the surviving entity shall be “BDCA-CB Funding, LLC” (which in its capacity as the surviving entity in the Merger is referred to herein as the “Surviving Entity”), and that the terms and conditions of the Merger shall be as follows:

Effective Date

1. The Merger shall become effective upon the date (the “Effective Date”) on which all of the following are completed:

(1)	Adoption and approval of this Agreement by each member and (if applicable) manager of each Constituent Entity, each pursuant to the LLCA;

(2)	Payment of (a) consideration by the Company in consideration for the consummation of the Merger in the amount of $387,888,107.22 to Citibank, as the sole member of 405, and (b) fees owing under that certain ISDA Master Agreement, dated as of July 13, 2012, including the Schedule and Credit Support Annex thereto, the Confirmation, dated July 13, 2012 and amended and restated as of May 6, and any additional Confirmations exchanged under the ISDA Master Agreement between Citibank and the Company, which fees are set forth in the Flow of Funds attached as Schedule 1 to the Notice of Borrowing by the Company, submitted to Citibank and U.S. Bank National Association on or about the date hereof; and

(3)	Execution and filing with the Secretary of State of the State of Delaware of the Certificate of Merger, a copy of which is attached hereto as Exhibit A, required by Section 18-209 of the LLCA, in respect of each Constituent Entity.

As provided under Section 18-209 of the LLCA, the filing of the Certificate of Merger shall act as a Certificate of Cancellation with respect to 405 as required by Section 18-203 of the LLCA.

Governing Law

2. The Surviving Entity shall be governed by the Limited Liability Company Agreement (defined below) in accordance with the LLCA.

Company Agreement

3. The Amended and Restated Limited Liability Company Agreement of the Company, which shall not be amended by this Agreement or the Merger and a copy of which is attached hereto as Exhibit B, shall be the limited liability company agreement of the Surviving Entity from and after the Effective Date (the “Limited Liability Company Agreement”), subject to the right of the Surviving Entity thereafter to amend its limited liability company agreement in accordance therewith and also the LLCA.

Members of the Company

4. There shall be no change in the members of the Company or the membership interests in the Company by or as a result of this Agreement or the filing of the Certificate of Merger or the Merger. The person who is the sole member (and the persons who are the managers or officers, if any) of the Company immediately prior to the Effective Date shall be the sole member (and managers and officers, as the case may be) of the Surviving Entity upon the Effective Date, and the membership interests in the Company outstanding immediately prior to the Effective Date shall be the membership interests in the Surviving Entity outstanding upon the Effective Date. The member of 405 shall not be admitted, or be entitled to be admitted, as a member of the Surviving Entity in connection with the Merger and shall not receive, or be entitled to receive, a membership interest in the Surviving Entity as a result of this Agreement or the filing of the Certificate of Merger or the Merger.

As a result of this Agreement, the filing of the Certificate of Merger and the Merger, the membership interest in 405 shall be changed and converted into the right to receive the consideration set forth in clause (2) of Section 1 above, and no other consideration shall be payable in respect thereof.

Effect of the Merger

5. On the Effective Date, (a) the separate existence of 405 shall cease, and 405 shall be merged with and into the Company, which shall thereafter be the Surviving Entity; (b) all the rights, properties and assets, whether real, personal or mixed, of each of the Constituent Entities, and all debts due to any of them, shall be vested in the Surviving Entity and (c) all obligations of Citibank arising by reason of having been a member of 405 (including pursuant to Section 31 of the limited liability company agreement of 405) shall terminate, in each case, without further act or deed. The Surviving Entity shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Entities, and any claim or judgment against any of the Constituent Entities may be enforced against the Surviving Entity.

Approvals

6. This Agreement shall be submitted to each of the members of each Constituent Entity (and, if applicable, to any of their managers, directors and officers) for their respective adoptions and approvals. There shall be required for the adoption and approval of this Agreement (a) as to 405, the unanimous written approval of the sole member of, and of each member of the board of directors of, 405 and (b) as to the Company, the unanimous written approval of the sole member of, and of the independent manager of, the Company.

Representations And Warranties of 405

7. 405 represents and warrants to the Company on the date hereof and (immediately prior to the consummation of the Merger) as of the Effective Date that:

7.1 405 is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority under the LLCA and its limited liability agreement to own the Effective Date Loan Assets identified herein to be owned by it. 405 has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by it.

7.2 Since its formation, (a) 405 has not had any employees, (b) 405 has engaged in no business other than acquiring and holding, nor has 405 held any material assets other than Loan Assets held as a hedge for the obligations of Citibank under the ISDA Master Agreement, dated as of July 13, 2012, including the Schedule and Credit Support Annex thereto, the Confirmation, dated July 13, 2012 and amended and restated as of May 6, 2014, exchanged thereunder (the “Master Confirmation”) and any additional Confirmations exchanged under the ISDA Master Agreement (collectively, the “Master Agreement”) between Citibank and the Company, and any assets incidental to the foregoing, (c) 405 has not granted any security interest in or other lien on any property, except as may be released in connection with the Merger and (d) 405 has complied in all material respects with all federal, state and local laws, rules and regulations applicable to the operation of its business and its assets.

7.3 405 is not party to any material contracts other than (a) contracts for the acquisition and disposition of Loan Assets, (b) credit, loan or other similar agreements evidencing the Loan Assets and (c) an agreement for the provision to 405 of custodial services by Virtus Group, LP with respect to the Loan Assets, which agreement is being terminated on the date hereof.

7.4 There is no litigation, proceeding or investigation pending or, to the knowledge of 405, threatened against 405 which if successful might result in a material adverse change in the business, properties, or financial condition of 405.

7.5 On the date hereof, 405 does not have any liabilities (whether asserted or unasserted, known or unknown, fixed, absolute or contingent, accrued or unaccrued, matured or unmatured), any liabilities for taxes or any forward or long-term commitments, other than liabilities arising under the contracts referred to in paragraph 3 above. All tax filings required to be made by 405 have been made.

7.6 405’s sole assets are set out in the attached Schedule 1. 405 has good and marketable title to all of the assets set out on the attached Schedule 1, free and clear of all liabilities, liens, claims, encumbrances, debts or other obligations.

7.7 No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor, lessor or third party is required in connection with the execution, delivery and performance by 405 of this Agreement, except (a) as otherwise provided herein or such as have been obtained and are in full force and effect and (b) any of the foregoing that may be required under any credit documentation governing any Effective Date Loan Asset held by 405.

Representations and Warranties of the Company

8. The Company represents and warrants to 405 on the date hereof and (immediately prior to the consummation of the Merger) as of the Effective Date that:

8.1 The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by it.

8.2 There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which if successful might result in a material adverse change in the business, properties, or financial condition of the Company.

8.3 The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger, will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease, or agreement, or any order, judgment, decree, law or regulation to which any asset or property of the Company is subject or by which the Company is bound.

8.4 No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Company of this Agreement, except as otherwise provided herein or such as have been obtained and are in full force and effect.

Indemnification by Citibank

9. Citibank hereby agrees to indemnify and hold harmless the Surviving Entity from and against all losses, liabilities, claims, expenses (including reasonable attorneys’ fees and expenses of outside counsel) and damages arising from (i) any inaccuracy in or breach of the representations and warranties of 405 contained in Section 7 of this Agreement or (ii) any breach or non-fulfilment of any agreement or obligation to be performed by 405 pursuant to this Agreement; provided that (a) Citibank shall have such liability only to the extent any of the foregoing would not have arisen but for any such inaccuracy in or breach of such representations and warranties or any such breach or non-fulfilment of any such agreement or obligation and (b) Citibank shall have no such liability by reason of the foregoing for any special, indirect, consequential or punitive damages.

General Provisions

Further Assurances

10.1 At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to confirm or perfect title to any asset or property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

Waiver

10.2 Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party or parties to whom such compliance is owed.

Brokers

10.3 Each party represents to each other party that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless each other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

Notices

10.4 All notices and other communications to the Company or 405 hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, to such addressee at:

(a) in the case of the Company,

c/o Business Development Corporation of America
405 Park Avenue, 3rd Floor
New York, New York 10022
Attention: Shiloh Bates
Tel: (646) 861-7702
Fax: (212) 421-5799

(b) in the case of 405,

c/o Citibank, N.A.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attention: Vincent Nocerino
Tel: (212) 723-1154
Fax: (626) 236-4469

Entire Agreement

10.5 This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated herein or the subject matter hereof and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

Headings

10.6 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Governing Law

10.7 This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the Delaware.

Assignment

10.8 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person or entity other than the parties hereto and their respective successors and permitted assigns shall have any rights under this Agreement. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) or delegated by (a) any Constituent Entity without the prior written consent of each other Constituent Entity, (b) the Company or the Surviving Entity, as the case may be, with respect to the obligations of Citibank under Section 9 without the consent of Citibank or (c) the Company or the Surviving Entity, as the case may be. Any purported transfer that is not in compliance with this provision will be void.

Amendments

10.9 No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by e-mail or a facsimile transmission) and executed by (a) prior to the Effective Date, each of the Constituent Entities and (b) on or after the Effective Date, the Surviving Entity; provided that no such amendment, modification or waiver shall affect (directly or indirectly) any of the rights or obligations of Citibank (whether in its capacity as a member of 405 prior to the Effective Date, under Section 9 or otherwise) without its written consent.

Nonpetition

10.10 405 agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Company any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of the Advances (as such term is defined in that certain Credit and Security Agreement, dated on or about the date hereof (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, Business Development Corporation of America, as the collateral manager, U.S. Bank, National Association, as collateral agent and custodian, the financial institutions from time to time party thereto, as lenders, and Citibank, as the administrative agent) and the termination of all Commitments (as such term is defined in the Credit Agreement) under the Credit Agreement.

Counterparts

10.11 This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger on the date first above written.

405 LOAN FUNDING LLC,

By: Citibank, N.A., its sole member

By:	/s/ Vincent Nocerino

Name: Vincent Nocerino

Title:	Vice President

BDCA-CB FUNDING, LLC,

By: Business Development Corporation of America, its sole member

By:	/s/ Robert K. Grunewald
Name:	Robert K Grunewald

Title:	Chief Investment Officer

CITIBANK, N.A.

By:	/s/ Vincent Nocerino
Name:	Vincent Nocerino

Title:	Vice President

SCHEDULE 1

EFFECTIVE DATE LOAN ASSETS

[see attached]

Borrower	Facility	LoanX	Commitment (USD)	Funded Commitment (USD)	Asset Cost	Purchase Price
4L HOLDINGS	TL (4/14) COV-LITE	LX136594	$13,500,000.00	$13,500,000.00	$13,512,015.00	100.089
ABILITY NETWORK INC.	TL (5/14) COV-LITE	LX137018	$8,000,000.00	$8,000,000.00	$7,960,000.00	99.5
AM GENERAL LLC	TL B 3/13	LX128624	$6,475,000.00	$6,475,000.00	$5,762,750.00	89
AMNEAL PHARMACEUTICALS LLC	TLB	LX133102	$11,940,000.00	$11,940,000.00	$11,989,789.80	100.417
ARICENT US INCORPORATED	TL	LX136313	$7,000,000.00	$7,000,000.00	$7,070,000.00	101
AVAYA	TLB (1/14) B6	LX135229	$14,956,229.74	$14,956,229.74	$14,979,112.77	100.153
BLACKBRUSH OIL & GAS LP	TLB	LX129613	$9,375,000.00	$9,375,000.00	$9,454,687.50	100.85
BLACKBRUSH OIL & GAS LP	TLB	LX129613	$6,435,000.00	$6,435,000.00	$6,489,697.50	100.85
CAESARS GROWTH PROPERTIES HOLDINGS LLC	TL (4/14)	LX135944	$8,000,000.00	$8,000,000.00	$7,993,360.00	99.917
CORNER INVESTMENT PROPCO, LLC	TL (11/12)	LX126816	$5,000,000.00	$5,000,000.00	$5,125,000.00	102.5
CORNER INVESTMENT PROPCO, LLC	TL (11/12)	LX126816	$2,500,000.00	$2,500,000.00	$2,562,500.00	102.5
CORNER INVESTMENT PROPCO, LLC	TL (11/12)	LX126816	$1,500,000.00	$1,500,000.00	$1,537,500.00	102.5
EXCELITAS TECHNOLOGIES	TL (10/13)	LX133098	$14,357,196.97	$14,357,196.97	$14,415,487.19	100.406
EXCELITAS TECHNOLOGIES	TL (10/13)	LX133098	$870,625.00	$870,625.00	$874,159.74	100.406
EXCELITAS TECHNOLOGIES	TL (10/13)	LX133098	$2,000,000.00	$2,000,000.00	$2,005,000.00	100.25
EXPERA	TLB	LX130256	$6,947,500.00	$6,947,500.00	$6,999,606.25	100.75
FIRST ADVANTAGE CORPORATION	TL B	LX128197	$6,930,024.08	$6,930,024.08	$6,904,036.49	99.625
FIRST ADVANTAGE CORPORATION	TL B	LX128197	$4,974,891.66	$4,974,891.66	$4,956,235.82	99.625
IKARIA HOLDINGS	TL	LX135137	$13,500,000.00	$13,500,000.00	$13,581,000.00	100.6
IPC SYSTEMS INC	TL (5/14)	LX136677	$13,500,000.00	$13,500,000.00	$13,525,380.00	100.188
JACKSON HEWITT INC	10/12 TL LIEN 1	LX125933	$4,508,928.57	$4,508,928.57	$4,475,111.61	99.25
JACKSON HEWITT INC	10/12 TL LIEN 1	LX125933	$2,254,464.29	$2,254,464.29	$2,237,555.80	99.25
JACKSON HEWITT INC	10/12 TL LIEN 1	LX125933	$1,861,751.15	$1,861,751.15	$1,847,788.02	99.25
LIQUIDNET HOLDINGS INC	TL (5/14)	LX137356	$10,000,000.00	$10,000,000.00	$9,912,500.00	99.125
MCS AMS	TLB (10/13)	LX133237	$14,718,750.00	$14,718,750.00	$14,240,390.63	96.75
MILLER HEIMAN, INC.	TLB (9/13)	LX132421	$13,664,062.50	$13,664,062.50	$13,131,164.06	96.1
NCP FINANCE LIMITED PARTNERSHIP	TL (9/13)	LX132780	$9,950,000.00	$9,950,000.00	$9,900,250.00	99.5

Borrower	Facility	LoanX	Commitment (USD)	Funded Commitment (USD)	Asset Cost	Purchase Price
NORTH ATLANTIC TRADING COMPANY	TL 11/13	LX134041	$7,980,588.24	$7,980,588.24	$8,035,255.27	100.685
NXT CAPITAL LLC	TLB (9/13)	LX131819	$9,950,000.00	$9,950,000.00	$9,999,750.00	100.5
OTTER PRODUCTS	TLB (5/14)	LX137381	$13,500,000.00	$13,500,000.00	$13,404,420.00	99.292
PELICAN PRODUCTS, INC.	TL (4/14) COV-LITE	LX136200	$10,000,000.00	$10,000,000.00	$10,062,500.00	100.625
PRE-PAID LEGAL SERVICES INCORPORATED	TL B	LX129960	$10,483,870.95	$10,483,870.95	$10,588,709.66	101
PRE-PAID LEGAL SERVICES INCORPORATED	TL B	LX129960	$1,300,000.00	$1,300,000.00	$1,313,000.00	101
RED PRAIRIE CORPORATION	TL (12/13 COV-LITE)	LX134441	$13,456,250.00	$13,456,250.00	$13,436,603.88	99.854
SI ORGANIZATION INC	TL (5/14) COV-LITE	LX137131	$11,922,897.20	$11,922,897.20	$11,945,312.25	100.188
SI ORGANIZATION INC	TL (5/14) DELAYED	LX137133	$1,577,102.80	$0.00	$0.00	100
ST GEORGE'S UNIVERSITY SCHOLASTIC SERVICES LLC	TERM LOAN	LX127407	$5,976,957.78	$5,976,957.78	$6,014,313.77	100.625
STERLING INFOSYSTEMS, INC.	TLB (5/14) COV-LITE	LX136681	$7,500,000.00	$7,500,000.00	$7,528,125.00	100.375
SUNGARD AVAILABILITY SERVICES CAPITAL INC	TL COV-LITE	LX136139	$10,000,000.00	$10,000,000.00	$9,900,000.00	99
TASC ADVISORY SERVICES	TLB (5/14)	LX136971	$7,000,000.00	$7,000,000.00	$6,851,250.00	97.875
THERAKOS, INC.	TL (1/13)	LX126910	$7,297,605.36	$7,297,605.36	$7,324,971.38	100.375
TOTES ISOTONER CORP	TLB (4/14) COV-LITE	LX136854	$10,000,000.00	$10,000,000.00	$10,000,000.00	100
U.S. SHIPPING PARTNERS LP	TL COV-LITE 4/13	LX129111	$9,682,567.14	$9,682,567.14	$9,839,908.86	101.625
U.S. SHIPPING PARTNERS LP	TL COV-LITE 4/13	LX129111	$1,936,513.43	$1,936,513.43	$1,967,981.77	101.625
UNITED CENTRAL INDUSTRIAL SUPPLY	TL COV-LITE	LX125746	$4,937,500.00	$4,937,500.00	$4,937,500.00	100
VELOCITY POOLING VEHICLE, LLC	TL (5/14) COV-LITE	LX136894	$13,500,000.00	$13,500,000.00	$12,690,000.00	94
VESTCOM INTERNATIONAL INC	TL 1/13	LX127157	$7,167,383.72	$7,167,383.72	$7,170,394.02	100.042
VESTCOM INTERNATIONAL INC	TL 1/13	LX127157	$1,447,956.31	$1,447,956.31	$1,448,564.45	100.042
WESTERN DENTAL SERVICES INC	TL (1/14)	LX135184	$5,037,366.50	$5,037,366.50	$5,043,663.21	100.125
WESTERN DENTAL SERVICES INC	TL (1/14)	LX135184	$4,937,633.50	$4,937,633.50	$4,943,805.54	100.125

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

[see attached]

CERTIFICATE OF MERGER

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

(1)	The name of the surviving limited liability is BDCA-CB Funding, LLC, a Delaware limited liability company, and the name of the limited liability company being merged into this surviving limited liability company is 405 Loan Funding LLC, a Delaware limited liability company.

(2)	An agreement and plan of merger, dated as of June 27, 2014 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

(3)	The name of the surviving limited liability company is BDCA-CB Funding, LLC.

(4)	The merger is to become effective on June 27, 2014.

(5)	The Merger Agreement is on file at 405 Park Avenue, 3rd Floor, New York, New York 10022, the place of business of the surviving limited liability company.

(6)	A copy of the Merger Agreement will be furnished by the surviving limited liability company on request and without cost, to any member of the constituent limited liability companies.

[Signature Page Follows]

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the _______ day of June, 2014.

BDCA-CB FUNDING, LLC,

By: Business Development Corporation of America, its sole member

By:______________________________

Name:

Title:

EXHIBIT B

FORM OF LIMITED LIABILITY COMPANY AGREEMENT

[see attached]